EXHIBIT 2.1


UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

----------------------------------------------------x
                                                    :
In re                                               :
                                                    :    Chapter 11
FOOTSTAR, INC., et al.,                             :    Case No. 04-22350 (ASH)
                                                    :
                                                    :    (Jointly Administered)
                           Debtors.                 :
----------------------------------------------------x








                      DEBTORS' FIRST AMENDED JOINT PLAN OF
             REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE
             ------------------------------------------------------











                                                     WEIL, GOTSHAL & MANGES LLP
                                                       Attorneys for Debtors and
                                                       Debtors in Possession
                                                     767 Fifth Avenue
                                                     New York, New York 10153
                                                     (212) 310-8000



Dated:   New York, New York
         November 30, 2005

                                TABLE OF CONTENTS


                                                                                                               PAGE

ARTICLE I             DEFINITIONS AND CONSTRUCTION OF TERMS......................................................1

ARTICLE II            TREATMENT OF ADMINISTRATIVE EXPENSE CLAIMS AND PRIORITY TAX CLAIMS.........................7

         2.01.        Administrative Expense Claims..............................................................7

         2.02.        Postpetition Credit Facility Claims........................................................7

         2.03.        Professional Compensation and Reimbursement Claims.........................................7

         2.04.        Priority Tax Claims........................................................................7

ARTICLE III           CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS..............................................8

ARTICLE IV            TREATMENT OF CLAIMS AND EQUITY INTERESTS...................................................8

         4.01.        CLASS 1 - OTHER PRIORITY CLAIMS............................................................8

                           (a)      Impairment and Voting........................................................8
                           (b)      Distributions................................................................8

         4.02.        CLASS 2 - SECURED TAX CLAIMS...............................................................9

                           (a)      Impairment and Voting........................................................9
                           (b)      Distributions................................................................9

         4.03.        CLASS 3 - OTHER SECURED CLAIMS.............................................................9

                           (a)      Impairment and Voting........................................................9
                           (b)      Distributions/Reinstatement of Claims........................................9

         4.04.        CLASS 4 - GENERAL UNSECURED CLAIMS........................................................10

                           (a)      Impairment and Voting.......................................................10
                           (b)      Distributions...............................................................10

         4.05.        CLASS 5 - SUBORDINATED CLAIMS.............................................................10

                           (a)      Impairment and Voting.......................................................10
                           (b)      Distributions...............................................................10

         4.06.        CLASS 6 - FOOTSTAR EQUITY INTERESTS.......................................................10

                           (a)      Impairment and Voting.......................................................10
                           (b)      Distributions...............................................................10

         4.07.        CLASS 7 - SUBSIDIARY EQUITY INTERESTS.....................................................10

                           (a)      Impairment and Voting.......................................................10
                           (b)      Distributions...............................................................10

                                       i

                                TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                                               PAGE

ARTICLE V             IMPLEMENTATION OF THE PLAN................................................................11

         5.01.        Substantive Consolidation of the Debtors..................................................11

         5.02.        Intercompany Claims.......................................................................11

         5.03.        Merger, Dissolution, or Consolidation of Debtor and Non-Debtor
                      Subsidiaries..............................................................................11

         5.04.        Cancellation of Existing Agreements.......................................................11

         5.05.        Violations of Trading Order...............................................................11

ARTICLE VI            PROVISIONS REGARDING VOTING AND DISTRIBUTIONS UNDER THE PLAN..............................12

         6.01.        Voting of Claims and Interests............................................................12

         6.02.        Nonconsensual Confirmation................................................................12

         6.03.        Distributions.............................................................................12

         6.04.        Distributions of Cash.....................................................................12

         6.05.        Timing of Distributions...................................................................12

         6.06.        Delivery of Distributions.................................................................12

         6.07.        Minimum Distributions.....................................................................13

         6.08.        Manner of Payment.........................................................................13

         6.09.        Distributions to Holders as of the Distribution Notification Date.........................13

         6.10.        Unclaimed Distributions...................................................................13

         6.11.        Setoffs...................................................................................13

ARTICLE VII           PROCEDURES FOR TREATING DISPUTED CLAIMS...................................................14

         7.01.        Objections to Administrative Expense Claims and Claims....................................14

         7.02.        No Distributions Pending Allowance........................................................14

         7.03.        Tort Claims...............................................................................14

         7.04.        Distributions to Holders of Disputed General Unsecured Claims|
                      Following Allowance.......................................................................14

         7.05.        Distributions Relating to Allowed Insured Claims..........................................15

         7.06.        Resolution of Administrative Expense Claims and Claims....................................15


                                       ii

                                TABLE OF CONTENTS
                                  (CONTINUED)
                                                                                                               PAGE

ARTICLE VIII          EXECUTORY CONTRACTS AND UNEXPIRED LEASES..................................................15

         8.01.        Assumption or Rejection of Executory Contracts and Unexpired Leases.......................15

         8.02.        Approval of Assumption or Rejection of Executory Contracts and
                      Unexpired Leases..........................................................................15

         8.03.        Inclusiveness.............................................................................16

         8.04.        Cure of Defaults..........................................................................16

         8.05.        Bar Date for Filing Proofs of Claim Relating to Executory Contracts
                      and Unexpired Leases Rejected Pursuant to the Plan........................................16

         8.06.        Survival of Corporate Reimbursement Obligations...........................................16

         8.07.        Compensation and Retention Program........................................................16

         8.08.        Employment Contracts......................................................................16

         8.09.        Reorganized Director Stock Plan...........................................................17

         8.10.        Retiree Benefits..........................................................................17

ARTICLE IX            PROVISIONS REGARDING CORPORATE GOVERNANCE AND MANAGEMENT OF THE REORGANIZED DEBTORS.......17

         9.01.        General...................................................................................17

         9.02.        Directors and Officers of the Reorganized Debtors.........................................17

                           (a)      Reorganized Debtors' Boards of Directors....................................17

                           (b)      Reorganized Debtors' Officers...............................................17

         9.03.        Issuance of Non-Voting Securities.........................................................17

         9.04.        Certificate of Incorporation of Reorganized Footstar......................................17

ARTICLE X             EFFECT OF CONFIRMATION....................................................................18

         10.01.       Vesting of Assets.........................................................................18

         10.02.       Discharge of Claims.......................................................................18

         10.03.       Discharge of Debtors......................................................................18

         10.04.       Injunction................................................................................18

         10.05.       Term of Injunctions or Stays..............................................................19

         10.06.       Exculpation...............................................................................19

         10.07.       Avoidance Actions.........................................................................19

         10.08.       Retention of Causes of Action/Reservation of Rights.......................................20

                                      iii

                                TABLE OF CONTENTS
                                  (CONTINUED)
                                                                                                               PAGE

ARTICLE XI            CONDITIONS PRECEDENT TO THE EFFECTIVE DATE................................................20

         11.01.       Effectiveness.............................................................................20

         11.02.       Failure of Conditions.....................................................................21

         11.03.       Waiver of Conditions......................................................................21

ARTICLE XII           RETENTION OF JURISDICTION.................................................................21

ARTICLE XIII          MISCELLANEOUS PROVISIONS..................................................................22

         13.01.       Effectuating Documents and Further Transactions...........................................22

         13.02.       Withholding and Reporting Requirements....................................................22

         13.03.       Corporate Action..........................................................................23

         13.04.       Exemption from Transfer Taxes.............................................................23

         13.05.       Payment of Statutory Fees.................................................................23

         13.06.       Post-Confirmation Date Professional Fees and Expenses.....................................23

         13.07.       Dissolution of the Creditors' Committee and Equity Committee..............................24

         13.08.       Plan Supplement...........................................................................24

         13.09.       Amendment or Modification of the Plan.....................................................24

         13.10.       Revocation or Withdrawal of the Plan......................................................25

         13.11.       Severability..............................................................................25

         13.12.       Expedited Tax Determination...............................................................25

         13.13.       Governing Law.............................................................................25

         13.14.       Binding Effect............................................................................25

         13.15.       Exhibits/Schedules........................................................................25

         13.16.       Notices...................................................................................25

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
--------------------------------------------------x
                                                  :
In re                                             :
                                                  :     Chapter 11
FOOTSTAR, INC., et al.,                           :     Case No. 04-22350 (ASH)
                                                  :
                                                  :     (Jointly Administered)
                           Debtors.               :
--------------------------------------------------x

                      DEBTORS' JOINT PLAN OF REORGANIZATION
                     UNDER CHAPTER 11 OF THE BANKRUPTCY CODE
                     ---------------------------------------

           Footstar, Inc. and certain of its direct and indirect subsidiaries, as debtors and debtors in possession, propose the following joint plan of reorganization under section 1121(a) of title 11 of the United States Code:

                                    ARTICLE I

                      DEFINITIONS AND CONSTRUCTION OF TERMS
                      -------------------------------------

           Definitions. As used herein, the following terms have the respective meanings specified below:

           1.01. Administrative Expense Claim means any right to payment constituting a cost or expense of administration of any of the Chapter 11 Cases under sections 503(b) and 507(a)(1) of the Bankruptcy Code, including, without limitation, any indebtedness or obligations incurred under the Postpetition Credit Facility, and all compensation and reimbursement of expenses to the extent Allowed by the Bankruptcy Court under section 330 or 503 of the Bankruptcy Code. Any fees or charges assessed against the estates of the Debtors under section 1930 of chapter 123 of title 28 of the United States Code shall be excluded from the definition of Administrative Expense Claim and shall be paid in accordance with Section 13.05 of the Plan.

           1.02. AIG Settlement means that certain settlement resolving (i) an insurance coverage dispute, (ii) certain class action lawsuits, and (iii) certain derivative lawsuits between and among the Debtors, AIG Technical Services, Inc., on behalf of Illinois National Fire Insurance Company and National Union Fire Insurance Company of Pittsburgh, PA, and the plaintiffs party to such class action and derivative lawsuits, which settlement was approved by Bankruptcy Court order, dated July 1, 2004.

           1.03. Allowed means, with reference to any Claim against the Debtors,
(i) any Claim that has been listed by the Debtors in their Schedules, as such Schedules may be amended by the Debtors from time to time in accordance with Bankruptcy Rule 1009, as liquidated in amount and not disputed or contingent and for which no contrary proof of claim has been filed, (ii) any Claim allowed hereunder, (iii) any Claim that is compromised, settled, or otherwise resolved pursuant to the authority granted to the Reorganized Debtors pursuant to a Final Order of the Bankruptcy Court or under Section 7.06 of the Plan, (iv) any Claim that, if Disputed, has been Allowed by Final Order, or (v) any portion of a Claim that is not Disputed; provided, however, that Claims allowed solely for the purpose of voting to accept or reject the Plan pursuant to an order of the Bankruptcy Court shall not be considered "Allowed Claims" hereunder. Unless otherwise specified herein or by order of the Bankruptcy Court, "Allowed Administrative Expense Claim" and "Allowed Claim" shall not, for any purpose under the Plan, include interest on such Administrative Expense Claim or Claim.

           1.04. Avoidance Actions means any actions as defined in Section 10.07 hereof.

           1.05. Ballot means the form distributed to each holder of an impaired Claim or Equity Interest that is entitled to vote to accept or reject the Plan on which is to be indicated acceptance or rejection of the Plan.

           1.06. Bankruptcy Code means title 11 of the United States Code, as amended from time to time, as applicable to the Chapter 11 Cases.

           1.07. Bankruptcy Court means the United States Bankruptcy Court for the Southern District of New York having jurisdiction over the Chapter 11 Cases.

           1.08. Bankruptcy Rules means the Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under section 2075 of title 28 of the United States Code, and any Local Rules of the Bankruptcy Court.

           1.09. Business Day means any day other than a Saturday, Sunday, or any other day on which commercial banks in New York, New York are required or authorized to close by law or executive order.

           1.10. Case Interest Rate means simple interest at the rate of 4.25% per annum from the Commencement Date through the Distribution Date; provided, however, that, unless otherwise waived, interest on Allowed Claims arising out of the rejection of executory contracts and unexpired leases shall commence accruing from the effective date of rejection of the applicable executory contract or unexpired lease.

           1.11. Cash means legal tender of the United States of America.

           1.12. Causes of Action means any and all actions, causes of action, controversies, liabilities, obligations, rights, suits, damages, judgments, Claims, and demands whatsoever, whether known or unknown, reduced to judgment, liquidated or unliquidated, fixed or contingent, matured or unmatured, disputed or undisputed, secured or unsecured, existing or hereafter arising, in law, equity, or otherwise, based in whole or in part upon any act or omission or other event occurring prior to the Commencement Date or during the course of the Chapter 11 Cases, including through the Effective Date.

           1.13. Chapter 11 Cases means the cases under chapter 11 of the Bankruptcy Code commenced by the Debtors, styled In re Footstar, Inc., et al., Chapter 11 Case No. 04-22350 (ASH), which are currently pending before the Bankruptcy Court.

           1.14. Claim shall have the meaning set forth in section 101 of the Bankruptcy Code.

           1.15. Class means a category of holders of Claims or Equity Interests as set forth in Article III of the Plan.

           1.16. Collateral means any property or interest in property of the estates of the Debtors subject to a Lien to secure the payment or performance of a Claim, which Lien is not subject to avoidance or otherwise invalid under the Bankruptcy Code or applicable state law.

           1.17. Commencement Date means March 2, 2004 with respect to Footstar and March 3, 2004 with respect to each of the other Debtors.

           1.18. Company means Footstar together with its direct and indirect Debtor and Non-Debtor Subsidiaries.

           1.19. Confirmation Date means the date on which the Clerk of the Bankruptcy Court enters the Confirmation Order on the docket.

           1.20. Confirmation Hearing means the hearing held by the Bankruptcy Court to consider confirmation of the Plan pursuant to section 1129 of the Bankruptcy Code, as such hearing may be adjourned or continued from time to time.

           1.21. Confirmation Order means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code, which order shall comply with the provisions of the Postpetition Credit Facility.

           1.22. Creditors' Committee means the statutory committee of unsecured creditors appointed in the Chapter 11 Cases pursuant to section 1102 of the Bankruptcy Code.

           1.23. Cure Claim means any Allowed Claim arising as a result of any and all defaults under any executory contract or unexpired lease assumed or assumed and assigned by the Debtors during the Chapter 11 Cases in accordance with section 365 of the Bankruptcy Code.

           1.24. Debtors in Possession means the Debtors in their capacity as debtors in possession in the Chapter 11 Cases pursuant to sections 1101, 1107(a), and 1108 of the Bankruptcy Code.

           1.25. Debtors means Footstar, Inc., Footstar Corporation, and Footstar HQ, LLC.

           1.26. Disbursing Agent means any Debtor or Reorganized Debtor or its assign, in its capacity as Disbursing Agent pursuant to Section 6.03 of the Plan.

           1.27. Disclosure Statement means the disclosure statement relating to the Plan, including, without limitation, all exhibits and schedules thereto, as approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code.

           1.28. Disputed means, with reference to any Claim, (i) any Claim or portion thereof, proof of which was timely and properly filed, or any Administrative Expense Claim that is disputed under the Plan or as to which a timely objection has been interposed in accordance with section 7.01 of this

Plan and/or request for estimation has been made in accordance with section 502(c) of the Bankruptcy Code and Bankruptcy Rule 3018, which objection and/or request for estimation has not been withdrawn or determined by a Final Order, and (ii) any Claim, proof of which was required to be filed by order of the Bankruptcy Court but as to which a proof of claim was not timely or properly filed.

           1.29. Distribution Date means the date on which a distribution is transmitted to the holder of an Allowed Claim or any portion thereof.

           1.30. Distribution Notification Date means the day that is three (3) Business Days from and after the Confirmation Date.

           1.31. Effective Date means the first (1st) Business Day on which the conditions specified in Section 11.01 of the Plan have been satisfied or waived.

           1.32. Equity Committee means the committee of holders of Footstar Equity Interests appointed in the Chapter 11 Cases pursuant to section 1102 of the Bankruptcy Code.

           1.33. Equity Interest means any share of common or preferred stock or other instrument evidencing an ownership interest in any of the Debtors, whether or not transferable, and any option, warrant, or right, contractual or otherwise, to acquire any such interest.

           1.34. Exit Facility means the Postpetition Credit Facility, as amended from time to time, on and after the Effective Date.

           1.35. Final Order means an order of the Bankruptcy Court or any other court of competent jurisdiction as to which the time to appeal, petition for certiorari, or move for reargument or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for reargument or rehearing shall then be pending or as to which any right to appeal, petition for certiorari, reargue, or rehear shall have been waived in writing in form and substance satisfactory to the Reorganized Debtors or, in the event that an appeal, writ of certiorari, or reargument or rehearing thereof has been sought, such order of the Bankruptcy Court or other court of competent jurisdiction shall have been determined by the highest court to which such order was appealed, or certiorari, reargument, or rehearing shall have been denied and the time to take any further appeal, petition for certiorari, or move for reargument or rehearing shall have expired; provided, however, that the possibility that a motion under Rule 59 or Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules or applicable state court rules of civil procedure, may be filed with respect to such order shall not cause such order not to be a Final Order.

           1.36. Footstar means Footstar, Inc., a Delaware corporation.

           1.37. Footstar Equity Interest means an Equity Interest in Footstar.

           1.38. General Unsecured Claim means any Claim other than an Administrative Expense Claim, Priority Tax Claim, Other Priority Claim, Secured Tax Claim, Other Secured Claim, or Subordinated Claim.

           1.39. Insured Claim means any Claim arising from an incident or occurrence that is covered under the Debtors' insurance policies.

           1.40. Lien shall have the meaning set forth in section 101 of the Bankruptcy Code.

           1.41. Non-Debtor Subsidiary means any direct or indirect Subsidiary of Footstar that is not a Debtor.

           1.42. Other Priority Claim means any Claim, other than an Administrative Expense Claim or a Priority Tax Claim, entitled to priority in right of payment under section 507(a) of the Bankruptcy Code.

           1.43. Other Secured Claim means any Secured Claim, other than a Secured Tax Claim.

           1.44. Plan means this chapter 11 plan of reorganization, including, without limitation, the Plan Supplement and all exhibits, supplements, appendices, and schedules hereto, either in its present form or as the same may be altered, amended, or modified from time to time.

           1.45. Plan Supplement means the document containing the forms of documents specified in Section 13.08 of the Plan.

           1.46. Postpetition Credit Facility means that certain Amended and Restated Debtor in Possession and Exit Credit Agreement, as amended, supplemented, or modified from time to time, by and among Footstar and Footstar Corporation as borrowers and the Postpetition Lenders.

           1.47. Postpetition Lenders means, collectively, the banks and financial institutions that are parties to the Postpetition Credit Facility and their successors and assigns.

           1.48. Priority Tax Claim means any Claim of a governmental unit of the kind specified in sections 502(i) and 507(a)(8) of the Bankruptcy Code.

           1.49. Reorganized Debtors means, collectively, each of the Debtors on and after the Effective Date.

           1.50. Reorganized Footstar means Footstar on and after the Effective Date.

           1.51. Schedules means the schedules of assets and liabilities and the statements of financial affairs filed by the Debtors pursuant to section 521 of the Bankruptcy Code and Bankruptcy Rule 1007, and all amendments and modifications thereto filed with the Bankruptcy Court through and including the Confirmation Date.

           1.52. Secured Claim means any Claim (i) to the extent reflected in the Schedules or upon a proof of claim as a Secured Claim, which is secured by a Lien on Collateral to the extent of the value of such Collateral, as determined in accordance with section 506(a) of the Bankruptcy Code or (ii) that is subject to a valid right of setoff pursuant to section 553 of the Bankruptcy Code.

           1.53. Secured Tax Claim means any Secured Claim that, absent its secured status, would be entitled to priority in right of payment under section 507(a)(8) of the Bankruptcy Code (determined irrespective of time limitations), and including any related Secured Claim for penalties.

           1.54. Subordinated Claim means any Claim against any of the Debtors, whether or not the subject of an existing lawsuit, (i) arising from rescission of a purchase or sale of shares or any other securities, if any, of any of the Debtors or an affiliate of any of the Debtors, (ii) for damages arising from the purchase or sale of any such security, (iii) for violations of the securities laws, misrepresentations, or any similar Claims, including, to the extent related to the forgoing or otherwise subject to subordination under section 510(b) of the Bankruptcy Code, but not limited to, any attorneys' fees, other charges, or costs incurred on account of the forgoing Claims, or, (iv) except as otherwise provided for in the Plan, for reimbursement, contribution, or indemnification allowed under section 502 of the Bankruptcy Code on account of any such Claim, including Claims based upon allegations that the Debtors made false and misleading statements and engaged in other deceptive acts in connection with the sale of securities.

           1.55. Subsidiary means (i) any corporation, association, or other business entity of which more than fifty (50%) percent of the total voting power of shares or other voting securities outstanding thereof is at the time owned or controlled, directly or indirectly, by Footstar or one or more of the other Subsidiaries of Footstar (or any combination thereof) and (ii) any partnership or limited liability company (A) the sole general partner, the managing general partner, or the managing member of which is Footstar or one or more of the other Subsidiaries of Footstar (or any combination thereof) or (B) the only general partners or members of which are Footstar or one or more of the other Subsidiaries of Footstar (or any combination thereof).

           1.56. Subsidiary Equity Interest means any Equity Interest in any of the Debtors other than Footstar.

           1.57. Substantive Consolidation Order means the Court's Order Pursuant to Sections 105, 363, and 1112(B) of the Bankruptcy Code and Bankruptcy Rules 1017 and 9014 Granting Substantive Consolidation, dated September 30, 2005.

           1.58. Tax Code means the Internal Revenue Code of 1986, as amended.

           1.59. Tort Claim means any Claim against any of the Debtors, whether or not the subject of an existing lawsuit, arising from or relating to personal injury, wrongful death, property damage, products liability, discrimination, employment or similar litigation Claim. A Tort Claim may also be an Insured Claim.

           1.60. Trading Order means, collectively, the Interim and Final Orders Pursuant to Sections 362 and 105(a) of the Bankruptcy Code Establishing Notification Procedures and Approving Restrictions on Certain Transfers of Interests in the Debtors' Estates, dated March 2, 2004 and March 30, 2004, respectively.

           Interpretation; Application of Definitions and Rules of Construction. Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include both the singular and the plural and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and neuter. Unless otherwise specified, all section, article, schedule, or exhibit references in the Plan are to the respective

Section in, Article of, Schedule to, or Exhibit to, the Plan. The words "herein," "hereof," "hereto," "hereunder," and other words of similar import refer to the Plan as a whole and not to any particular Section, Subsection, or Clause contained in the Plan. The rules of construction contained in section 102 of the Bankruptcy Code shall apply to the construction of the Plan. A term used herein that is not defined herein, but that is used in the Bankruptcy Code, shall have the meaning ascribed to that term in the Bankruptcy Code. The headings in the Plan are for convenience of reference only and shall not limit or otherwise affect the provisions of the Plan.

                                   ARTICLE II

                           TREATMENT OF ADMINISTRATIVE
                     EXPENSE CLAIMS AND PRIORITY TAX CLAIMS
                     --------------------------------------

           2.01. Administrative Expense Claims. Except to the extent that any entity entitled to payment of any Allowed Administrative Expense Claim agrees to a less favorable treatment, each holder of an Allowed Administrative Expense Claim, other than Postpetition Credit Facility Claims, shall receive Cash in an amount equal to such Allowed Administrative Expense Claim on the later of the Effective Date and the date such Administrative Expense Claim becomes an Allowed Administrative Expense Claim, or as soon thereafter as is practicable; provided, however, that Allowed Administrative Expense Claims representing liabilities incurred in the ordinary course of business by the Debtors in Possession shall be paid in full and performed by the Debtors in Possession or Reorganized Debtors, as the case may be, in the ordinary course of business in accordance with the terms and subject to the conditions of any agreements governing, instruments evidencing, or other documents relating to such transactions.

           2.02. Postpetition Credit Facility Claims. On the Effective Date, all Loans (as defined in the Postpetition Credit Facility) or other required payments, including, without limitation, all fees, costs, and expenses due and owing under the Postpetition Credit Facility shall be indefeasibly paid in Cash in full.

           2.03. Professional Compensation and Reimbursement Claims. All entities seeking an award by the Bankruptcy Court of compensation for services rendered or reimbursement of expenses incurred through and including the Confirmation Date pursuant to sections 330, 331, 503(b)(2), 503(b)(3), 503(b)(4), or 503(b)(5) of the Bankruptcy Code shall (i) file their respective final applications for allowances of compensation for services rendered and reimbursement of expenses incurred through the Confirmation Date by no later than the date that is ninety (90) days after the Confirmation Date or such other date as may be fixed by the Bankruptcy Court and (ii) if granted such an award by the Bankruptcy Court, be paid in full in such amounts as are Allowed by the Bankruptcy Court (A) on the date such Administrative Expense Claim becomes an Allowed Administrative Expense Claim, or as soon thereafter as is practicable or
(B) upon such other terms as may be mutually agreed upon between such holder of an Administrative Expense Claim and the Reorganized Debtors.

           2.04. Priority Tax Claims. Except to the extent that a holder of an Allowed Priority Tax Claim has been paid by the Debtors prior to the Effective Date or agrees to a less favorable treatment, each holder of an Allowed Priority Tax Claim shall receive, at the sole option of the Reorganized Debtors, (i) Cash in an amount equal to such Allowed Priority Tax Claim on the later of the

Effective Date and the date such Priority Tax Claim becomes an Allowed Priority Tax Claim, or as soon thereafter as is practicable, (ii) equal annual Cash payments in an aggregate amount equal to such Allowed Priority Tax Claim, together with interest at a fixed annual rate equal to five (5.0%) percent, commencing upon the later of the Effective Date and the date such Priority Tax Claim becomes an Allowed Priority Tax Claim, or as soon thereafter as is practicable (but not prior to the date of assessment), through the sixth (6th) anniversary of the date of assessment of such Allowed Priority Tax Claim, or
(iii) such other terms determined by the Bankruptcy Court to provide the holder of such Allowed Priority Tax Claim deferred Cash payments having a value, as of the Effective Date, equal to such Allowed Priority Tax Claim.

                                   ARTICLE III

                  CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS
                  ---------------------------------------------

           Claims, other than Administrative Expense Claims, Postpetition Credit Facility Claims, Professional Compensation and Reimbursement Claims, and Priority Tax Claims are classified for all purposes, including voting, confirmation, and distribution pursuant to the Plan, as follows:


---------------- ------------------------------------------- ---------------------- --------------------------------
     Class                      Designation                       Impairment               Entitled to Vote
---------------- ------------------------------------------- ---------------------- --------------------------------
Class 1          Other Priority Claims                       Unimpaired             No (deemed to accept)
---------------- ------------------------------------------- ---------------------- --------------------------------
Class 2          Secured Tax Claims                          Impaired               Yes
---------------- ------------------------------------------- ---------------------- --------------------------------
Class 3          Other Secured Claims                        Unimpaired             No (deemed to accept)
---------------- ------------------------------------------- ---------------------- --------------------------------
Class 4          General Unsecured Claims                    Impaired               Yes
---------------- ------------------------------------------- ---------------------- --------------------------------
Class 5          Subordinated Claims                         Unimpaired             No (deemed to accept)
---------------- ------------------------------------------- ---------------------- --------------------------------
Class 6          Footstar Equity Interests                   Impaired               Yes
---------------- ------------------------------------------- ---------------------- --------------------------------
Class 7          Subsidiary Equity Interests                 Unimpaired             No (deemed to accept)
---------------- ------------------------------------------- ---------------------- --------------------------------

                                   ARTICLE IV

                    TREATMENT OF CLAIMS AND EQUITY INTERESTS
                    ----------------------------------------

           4.01. CLASS 1 - OTHER PRIORITY CLAIMS.

           (a) Impairment and Voting. Class 1 is unimpaired by the Plan. Each holder of an Allowed Other Priority Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

           (b) Distributions. Except to the extent that a holder of an Allowed Other Priority Claim agrees to a less favorable treatment, each holder of an Allowed Other Priority Claim shall receive Cash in an amount equal to such Allowed Other Priority Claim on the later of the Effective Date and the date such Allowed Other Priority Claim becomes an Allowed Other Priority Claim, or as soon thereafter as is practicable.

           4.02. CLASS 2 - SECURED TAX CLAIMS.

           (a) Impairment and Voting. Class 2 is impaired by the Plan. Each holder of an Allowed Secured Tax Claim is entitled to vote to accept or reject the Plan.

           (b) Distributions. Except to the extent that a holder of an Allowed Secured Tax Claim has been paid by the Debtors prior to the Effective Date or agrees to a less favorable treatment, each holder of an Allowed Secured Tax Claim shall receive, at the sole option of the Reorganized Debtors, (i) Cash in an amount equal to such Allowed Secured Tax Claim, including any interest on such Allowed Secured Tax Claim required to be paid pursuant to section 506(b) of the Bankruptcy Code, on the later of the Effective Date and the date such Allowed Secured Tax Claim becomes an Allowed Secured Tax Claim, or as soon thereafter as is practicable, (ii) equal annual Cash payments in an aggregate amount equal to such Allowed Secured Tax Claim, together with interest at a fixed annual rate equal to five (5.0%) percent, commencing upon the later of the Effective Date and the date such Priority Tax Claim becomes an Allowed Secured Tax Claim, or as soon thereafter as is practicable, through the sixth (6th) anniversary of the date of assessment of such Allowed Secured Tax Claim, or
(iii) such other terms determined by the Bankruptcy Court to provide the holder of such Allowed Secured Tax Claim deferred Cash payments having a value, as of the Effective Date, equal to such Allowed Secured Tax Claim.

           4.03. CLASS 3 - OTHER SECURED CLAIMS.

           (a) Impairment and Voting. Class 3 is unimpaired by the Plan. Each holder of an Allowed Other Secured Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

           (b) Distributions/Reinstatement of Claims. Except to the extent that a holder of an Allowed Other Secured Claim agrees to a less favorable treatment, at the sole option of the Reorganized Debtors, (i) each Allowed Other Secured Claim shall be reinstated and rendered unimpaired in accordance with section 1124(2) of the Bankruptcy Code, notwithstanding any contractual provision or applicable nonbankruptcy law that entitles the holder of an Allowed Other Secured Claim to demand or receive payment of such Allowed Other Secured Claim prior to the stated maturity of such Allowed Other Secured Claim from and after the occurrence of a default, (ii) each holder of an Allowed Other Secured Claim shall receive Cash in an amount equal to such Allowed Other Secured Claim, including any interest on such Allowed Other Secured Claim required to be paid pursuant to section 506(b) of the Bankruptcy Code, on the later of the Effective Date and the date such Allowed Other Secured Claim becomes an Allowed Other Secured Claim, or as soon thereafter as is practicable, or (iii) each holder of an Allowed Other Secured Claim shall receive the Collateral securing its Allowed Other Secured Claim and any interest on such Allowed Other Secured Claim required to be paid pursuant to section 506(b) of the Bankruptcy Code, in full and complete satisfaction of such Allowed Other Secured Claim on the later of the Effective Date and the date such Allowed Other Secured Claim becomes an Allowed Other Secured Claim, or as soon thereafter as is practicable.

           4.04. CLASS 4 - GENERAL UNSECURED CLAIMS.

           (a) Impairment and Voting. Class 4 is impaired by the Plan. Each holder of an Allowed General Unsecured Claim is entitled to vote to accept or reject the Plan.

           (b) Distributions. On the Effective Date, or as soon thereafter as is practicable, each holder of an Allowed General Unsecured Claim shall be paid Cash in an amount equal to the Allowed amount of such holder's General Unsecured Claim plus interest at the Case Interest Rate calculated through the Distribution Date in full and complete satisfaction of such holder's General Unsecured Claim; provided, however, that if Class 4 does not vote to accept the Plan, the Debtors and the Equity Committee shall have the right to propose an interest rate that is lower than the Case Interest Rate.

           4.05. CLASS 5 - SUBORDINATED CLAIMS.

           (a) Impairment and Voting. Class 5 is unimpaired by the Plan. Each holder of an Allowed Subordinated Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

           (b) Distributions. Each holder of an Allowed Subordinated Claim shall be paid pursuant to the AIG Settlement in full and complete satisfaction of such holder's Subordinated Claim.

           4.06. CLASS 6 - FOOTSTAR EQUITY INTERESTS.

           (a) Impairment and Voting. Class 6 is impaired by the Plan. Each holder of a Footstar Equity Interest is entitled to vote to accept or reject the Plan.

           (b) Distributions. Except as set forth in Section 9.04 of the Plan, the Equity Interests held by each Footstar Equity Interest holder shall be unaltered.

           4.07. CLASS 7 - SUBSIDIARY EQUITY INTERESTS.

           (a) Impairment and Voting. Class 7 is unimpaired by the Plan. Each holder of a Subsidiary Equity Interest is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

           (b) Distributions. Subject to the merger, dissolution, or other consolidation of the Subsidiaries following the Effective Date as set forth in the Substantive Consolidation Order or pursuant to Section 5.03 of the Plan, the Equity Interests held by each Subsidiary Equity Interest holder shall be unaltered.

                                   ARTICLE V

                           IMPLEMENTATION OF THE PLAN

           5.01. Substantive Consolidation of the Debtors. The Plan is premised upon the substantive consolidation of the Company pursuant to the Substantive Consolidation Order.

           5.02. Intercompany Claims. Intercompany Claims held by any Debtor or Non-Debtor Subsidiary against any other Debtor or Non-Debtor Subsidiary shall be treated in accordance with the Substantive Consolidation Order.

           5.03. Merger, Dissolution, or Consolidation of Debtor and Non-Debtor Subsidiaries. In addition to the authority granted pursuant to Substantive Consolidation Order, on or as of the Effective Date, within the sole and exclusive discretion of the Reorganized Debtors, the Reorganized Debtors may, notwithstanding any other transactions described in the Plan, (i) cause any or all of the Debtors to be merged into one or more of the Debtors, dissolved, or otherwise consolidated, (ii) cause the transfer of assets between or among the Debtors, or (iii) engage in any other transaction in furtherance of the Plan. Any such transaction shall be effective pursuant to the Confirmation Order without any further action by the stockholders or directors of any of the Debtors, the Debtors in Possession, or the Reorganized Debtors.

           5.04. Cancellation of Existing Agreements. On the Effective Date, any document, agreement, or debt instrument evidencing any Claim, other than a Claim that is reinstated under the Plan, shall be deemed cancelled without further act or action under any applicable agreement, law, regulation, order, or rule and the obligations of the Debtors under such documents, agreements, or debt instruments evidencing such Claims, as the case may be, shall be discharged.

           5.05. Violations of Trading Order. Except as otherwise ordered by the Bankruptcy Court, in the event that any person or group of persons acquired Equity Interests in the Debtors or the Reorganized Debtors after March 16, 2004 in violation of the Trading Order and such person or group of persons, but for the application of the Trading Order or this Section 5.05, would be a "5% shareholder" (within the meaning of section 382 of the Tax Code and the Treasury Regulations promulgated thereunder) of Reorganized Footstar as a result of the implementation of the Plan, such person(s) (and, to the extent necessary, any other person whose ownership would be attributed to any such person for purposes of section 382 of the Tax Code) (herein referred to as the "purported holder") shall not be entitled to retain its Equity Interest pursuant to the Trading Order and the Plan in excess of an amount that, in the reasonable determination of Reorganized Footstar, would not make such person or group of persons a 5% shareholder. Except as otherwise ordered by the Bankruptcy Court, Reorganized Footstar (or its designee) as agent (i) shall use good faith efforts to sell, to the extent practicable (as determined by the agent), and shall only sell for cash to a third-party that is unrelated to the Reorganized Debtors and the purported holder, any Equity Interests that the purported holder was not entitled to retain under this Section 5.05 by reasons of the Trading Order and the provisions herein and (ii) following any such sale, shall distribute to the person (or persons on a proportionate basis) to the purported holder of such Equity Interest an amount equal to the lesser of (A) the sales proceeds in excess of the agent's expenses in connection with the sale and (B) the price paid by the purported holder for the sold Equity Interest. Any proceeds in excess of the expenses of sale and the amount distributable to the purported holder shall be paid to one or more charitable organizations exempt from tax under section 501(c)(3) of the Tax Code (as determined by the agent), and that is unrelated to Reorganized Footstar, the agent and the purported holder. The reasonable determinations of Reorganized Footstar (or its designee) under this
Section 5.05 regarding any amounts of Equity Interests that a purported holder is not permitted to retain shall be final and binding. Any disputes under this
Section 5.05 shall be resolved by the Bankruptcy Court.

                                   ARTICLE VI

                           PROVISIONS REGARDING VOTING
                        AND DISTRIBUTIONS UNDER THE PLAN
                        --------------------------------

           6.01. Voting of Claims and Interests. Each holder of an Allowed Claim or Equity Interest in an impaired Class of Claims or Equity Interests that is entitled to vote on the Plan pursuant to Article IV of the Plan shall be entitled to vote separately to accept or reject the Plan as provided in such order as is entered by the Bankruptcy Court establishing procedures with respect to the solicitation and tabulation of votes to accept or reject the Plan, or any other order or orders of the Bankruptcy Court.

           6.02. Nonconsensual Confirmation. If any impaired Class of Claims or Equity Interests entitled to vote shall not accept the Plan by the requisite statutory majority provided in section 1126(c) of the Bankruptcy Code, the Debtors reserve the right to amend the Plan in accordance with Sections 4.04(b) or 13.09 of the Plan or undertake to have the Bankruptcy Court confirm the Plan under section 1129(b) of the Bankruptcy Code or both.

           6.03. Distributions. All distributions under the Plan shall be made by the Disbursing Agent.

           6.04. Distributions of Cash. Any payment of Cash made pursuant to the Plan shall, at the Disbursing Agent's option, be made by check drawn on a domestic bank or wire transfer.

           6.05. Timing of Distributions. In the event that any payment, distribution, or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or distribution or the performance of such act may be completed on or as soon as reasonably practicable after the next succeeding Business Day, but shall be deemed to have been completed as of the required date.

           6.06. Delivery of Distributions. Subject to Bankruptcy Rule 9010, all distributions of Cash under the Plan to holders of Allowed Claims shall be made to the holder of each Allowed Claim at the address of such holder as listed on the Schedules as of the Distribution Notification Date, unless the Debtors have been notified in writing of a change of address, including, without limitation, by the timely filing of a proof of claim or Claim transfer agreement by such holder that provides an address for such holder different from the address reflected on the Schedules. In the event that any distribution to any such holder is returned as undeliverable, the Disbursing Agent shall use reasonable efforts to determine the current address of such holder, but no distribution to such holder shall be made unless and until the Disbursing Agent has determined the then current address of such holder, at which time such distribution shall be made to such holder; provided, however, that, with respect to any creditor whose distribution is returned as undeliverable, interest shall cease accruing on such creditor(s) Claim(s) on the date that such undeliverable distribution was first distributed; provided further, however, that, at the expiration of one
(1) year from the date such distribution is first made such distribution shall be deemed unclaimed property and shall be treated in accordance with Section
6.10 of the Plan.

           6.07. Minimum Distributions. Notwithstanding anything set forth herein to the contrary, no payment of Cash of less than fifty ($50) dollars is required to be made to any holder of a Claim unless a request therefor is made in writing to the Disbursing Agent.

           6.08. Manner of Payment. All distributions under the Plan shall be made by, or on behalf of Reorganized Footstar. To the extent that Cash is distributed by Reorganized Footstar to holders of Claims against a Debtor (other than Footstar) in exchange for such holders' Claims, the portion of the Claims for which such Cash is distributed shall be treated as acquired by Reorganized Footstar. Immediately thereafter, pursuant to the terms hereof, Reorganized Footstar shall make a capital contribution of such Claims, either directly or indirectly, to the applicable Reorganized Debtor and such Claims shall immediately be cancelled and discharged. Any distributions that revert to any of the Reorganized Debtors or are otherwise cancelled (such as to the extent any distributions have not been claimed within one (1) year or are cancelled pursuant to Section 6.10 of the Plan) shall revest solely in Reorganized Footstar, and any applicable Reorganized Debtor (other than Reorganized Footstar) shall not have (nor shall it be considered to ever have had) any ownership interest in such amounts.

           6.09. Distributions to Holders as of the Distribution Notification Date. As of the close of business on the Distribution Notification Date, the Claims register shall be closed, and there shall be no further changes in the record holder of any Claim. The Disbursing Agent shall have no obligation to recognize any transfer of any Claim occurring after the Distribution Notification Date. The Disbursing Agent shall instead be authorized and entitled to recognize and deal for all purposes under the Plan with only those record holders stated on the Claims register as of the close of business on the Distribution Notification Date.

           6.10. Unclaimed Distributions. All distributions under the Plan that are unclaimed for a period of one (1) year after distribution thereof shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code and revested in Reorganized Footstar and any entitlement of any holder of any Claim to such distributions shall be extinguished and forever barred.

           6.11. Setoffs. The Disbursing Agent may, but shall not be required to, set off against any Claim (for purposes of determining the Allowed amount of such Claim on which distribution shall be made), any Claims of any nature whatsoever that the Debtors may have against the holder of such Claim, but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors or Reorganized Debtors of any such Claim the Debtors or Reorganized Debtors may have against the holder of such Claim.

                                   ARTICLE VII

                     PROCEDURES FOR TREATING DISPUTED CLAIMS

           7.01. Objections to Administrative Expense Claims and Claims. On and after the Effective Date, the Reorganized Debtors shall be entitled to object to Administrative Expense Claims and Claims. Any objections to Administrative Expense Claims and Claims shall be filed and served on or before the later of
(i) ninety (90) days after the Confirmation Date, and (ii) such date as may be fixed by the Bankruptcy Court, after notice and a hearing, whether fixed before or after the date specified in clause (i) above; provided, however, that objections, if any, to Postpetition Credit Facility Claims that arise prior to the date of the approval of the Disclosure Statement must be filed prior to the Confirmation Date.

           7.02. No Distributions Pending Allowance. Notwithstanding any other provision of the Plan, if any portion of a Claim is Disputed, no payment or distribution provided hereunder shall be made on account of such Disputed portion of such Claim unless and until such Disputed portion of such Claim is Allowed; provided, however, that the Debtors shall make distributions on account of the non-Disputed portion of any Claim as set forth in Article IV of the Plan.

           7.03. Tort Claims. All Tort Claims are Disputed Claims. No distributions shall be made on account of any Tort Claim unless and until such Claim is liquidated and becomes an Allowed Claim. Any Tort Claim which has not been liquidated prior to the Effective Date and as to which a proof of claim (i) was properly and timely filed in the Chapter 11 Cases and (ii) was not expunged and disallowed by order of the Bankruptcy Court, shall be determined and liquidated in the administrative or judicial tribunal in which it is pending on the Effective Date or, if no action was pending on the Effective Date, in any administrative or judicial tribunal of appropriate jurisdiction. Any Tort Claim determined and liquidated (i) pursuant to a judgment obtained in accordance with this Section and applicable nonbankruptcy law which is no longer appealable or subject to review, or (ii) in any alternative dispute resolution or similar proceeding as same may be approved by order of a court of competent jurisdiction, shall be paid as follows: (A) to the extent such liquidated Claim is, in whole or in part, an Insured Claim, the insured portion shall be paid by the applicable insurer pursuant to the provisions of Section 7.05 of the Plan and (B) to the extent any portion of such liquidated Claim is not covered by any of the Debtors' insurance policies, such uninsured portion shall be deemed, to the extent applicable, an Allowed Claim in Class 4 and treated in accordance with Section 4.04 of the Plan. Nothing contained in this Section shall constitute or be deemed a waiver of any Claim, right, or Cause of Action that the Debtors or Reorganized Debtors may have against any person in connection with or arising out of any Tort Claim, including, without limitation, any rights under section 157(b) of title 28 of the United States Code. Notwithstanding any other provision of the Plan, interest shall not commence accruing on any Tort Claim until such Claim has been liquidated and Allowed as set forth in this
Section 7.03.

           7.04. Distributions to Holders of Disputed General Unsecured Claims Following Allowance. Subsequent to the Effective Date, after such time as a Disputed General Unsecured Claim or portion thereof becomes Allowed, the Disbursing Agent shall pay the holder of such Claim in accordance with Section
4.04 of the Plan on the date that is twenty (20) days from the date upon which the order or judgment of the Bankruptcy Court allowing such Disputed General Unsecured Claim or portion thereof becomes a Final Order or as soon thereafter as is as practicable, or such earlier date as agreed to by the Reorganized Debtors.

           7.05. Distributions Relating to Allowed Insured Claims. Distributions under the Plan to each holder of an Allowed Insured Claim shall be in accordance with the provisions of any applicable insurance policy. Nothing contained herein shall constitute or be deemed a waiver of any Cause of Action that the Debtors or Reorganized Debtors may hold against any other entity, including, without limitation, insurers under any of the Debtors' or Reorganized Debtors' insurance policies.

           7.06. Resolution of Administrative Expense Claims and Claims. On and after the Effective Date, Reorganized Footstar shall have the authority to compromise, settle, otherwise resolve, or withdraw any objections to Administrative Expense Claims and Claims and compromise, settle, or otherwise resolve Disputed Administrative Expense Claims and Disputed Claims without approval of the Bankruptcy Court.

                                  ARTICLE VIII

                    EXECUTORY CONTRACTS AND UNEXPIRED LEASES
                    ----------------------------------------

           8.01. Assumption or Rejection of Executory Contracts and Unexpired Leases. All executory contracts and unexpired leases that exist between the Debtors and any person or entity shall be deemed assumed by the Debtors, as of the Effective Date, except for any executory contract or unexpired lease (i) that has been assumed, assumed and assigned, or rejected pursuant to an order of the Bankruptcy Court entered prior to the Effective Date, (ii) as to which a motion or notice for approval of the assumption, assumption and assignment, or rejection of such executory contract or unexpired lease has been filed and served prior to the Confirmation Date, or (iii) that is specifically designated as a contract or lease to be rejected on Schedule 8.01(A) (executory contracts) or Schedule 8.01(B) (unexpired leases), which Schedules shall be contained in the Plan Supplement; provided, however, that the Debtors reserve the right, on or prior to the Confirmation Date, to amend Schedules 8.01(A) and 8.01(B) to delete any executory contract or unexpired lease therefrom or add any executory contract or unexpired lease thereto, in which event such executory contract(s) or unexpired lease(s) shall be deemed to be, respectively, assumed or rejected. The Debtors shall provide notice of any amendments to Schedules 8.01(A) and 8.01(B) to the Postpetition Lenders, Creditors' Committee, the Equity Committee, and parties to the executory contracts and unexpired leases affected thereby. The listing of a document on Schedule 8.01(A) or 8.01(B) shall not constitute an admission by the Debtors that such document is an executory contract or an unexpired lease or that the Debtors have any liability thereunder.

           8.02. Approval of Assumption or Rejection of Executory Contracts and Unexpired Leases. Entry of the Confirmation Order shall, subject to and upon the occurrence of the Effective Date, constitute (i) the approval, pursuant to sections 365(a) and 1123(b)(2) of the Bankruptcy Code, of the assumption or assumption and assignment of the executory contracts and unexpired leases assumed or assumed and assigned pursuant to Section 8.01 of the Plan, (ii) the extension of time, pursuant to section 365(d)(4) of the Bankruptcy Code, within which the Debtors may assume, assume and assign, or reject the unexpired leases specified in Section 8.01 of the Plan through the date of entry of an order approving the assumption, assumption and assignment, or rejection of such unexpired leases, and (iii) the approval, pursuant to sections 365(a) and 1123(b)(2) of the Bankruptcy Code, of the rejection of the executory contracts and unexpired leases rejected pursuant to Section 8.01 of the Plan.

           8.03. Inclusiveness. Unless otherwise specified on Schedules 8.01(A) and 8.01(B), each executory contract and unexpired lease listed or to be listed on Schedules 8.01(A) and 8.01(B) shall include modifications, amendments, supplements, restatements, or other agreements made directly or indirectly by any agreement, instrument, or other document that in any manner affects such executory contract or unexpired lease, without regard to whether such agreement, instrument or other document is listed on Schedules 8.01(A) and 8.01(B).

           8.04. Cure of Defaults. Except as may otherwise be agreed to by the parties, within thirty (30) days after the Effective Date, the Reorganized Debtors shall pay all undisputed Cure Claims. All disputed defaults that are required to be cured shall be cured either within thirty (30) days of the entry of a Final Order determining the amount, if any, of the Debtors' liability with respect thereto, or as may otherwise be agreed to by the parties (in consultation with the Equity Committee).

           8.05. Bar Date for Filing Proofs of Claim Relating to Executory Contracts and Unexpired Leases Rejected Pursuant to the Plan. Claims arising out of the rejection of an executory contract or unexpired lease pursuant to Section
8.01 of the Plan must be filed with the Bankruptcy Court and served upon the Reorganized Debtors no later than thirty (30) days after the later of (i) notice of entry of an order approving the rejection of such executory contract or unexpired lease, (ii) notice of entry of the Confirmation Order, and (iii) notice of an amendment to Schedule 8.01(A) or 8.01(B). All such Claims not filed within such time will be forever barred from assertion against the Debtors and their estates, the Reorganized Debtors, their respective property, and their respective successors and assigns.

           8.06. Survival of Corporate Reimbursement Obligations. The obligations of the Debtors to defend, indemnify, reimburse, or limit the liability of their directors, officers, or employees who are directors, officers, or employees, respectively, on or after the Confirmation Date, solely in their capacity as directors, officers, or employees, against any Claims or obligations pursuant to the Debtors' certificates of incorporation or by-laws, applicable state law, or specific agreement, or any combination of the foregoing, shall survive confirmation of the Plan, remain unaffected thereby, and not be discharged irrespective of whether indemnification, defense, reimbursement, or limitation is owed in connection with an event occurring before, on, or after the Commencement Date.

           8.07. Compensation and Retention Program. Subject only to the occurrence of the Effective Date, the Compensation and Retention Program annexed hereto as Exhibit A shall become effective without any further action by the Reorganized Debtors.

           8.08. Employment Contracts. Subject only to the occurrence of the Effective Date, the Employment Contract annexed hereto as Exhibit B executed by Footstar and Jeffrey Shepard shall become effective without any further action by the Reorganized Debtors. Annexed hereto as Exhibit C are form employment agreements for Vice-Presidents and Senior Vice-Presidents, which agreements will become effective on the Effective Date without further action by the Reorganized Debtors. Based upon an agreement with the Equity Committee, such employments agreements will include the compensation for such individuals that is set forth in Exhibit A annexed hereto.

           8.09. Reorganized Director Stock Plan. Prior to the Effective Date, Footstar shall adopt the Reorganized Director Stock Plan. On the Effective Date, Reorganized Footstar shall implement the Reorganized Director Stock Plan. The Reorganized Director Stock Plan shall be an equity-based incentive program for the directors of Reorganized Footstar pursuant to which such directors shall receive shares of Reorganized Footstar common stock. The terms of the Reorganized Director Stock Plan shall be contained in the Plan Supplement.

           8.10. Retiree Benefits. On and after the Effective Date, pursuant to section 1129(a)(13) of the Bankruptcy Code, the Reorganized Debtors shall continue to pay all retiree benefits of the Debtors (within the meaning of section 1114 of the Bankruptcy Code), if any, at the level established in accordance with section 1114 of the Bankruptcy Code subject to any future right to amend, modify, or discontinue such benefits.

                                   ARTICLE IX

                    PROVISIONS REGARDING CORPORATE GOVERNANCE
                    AND MANAGEMENT OF THE REORGANIZED DEBTORS
                    -----------------------------------------

           9.01. General. On the Effective Date, the management, control, and operation of Reorganized Footstar and the Reorganized Debtors shall become the general responsibility of the Boards of Directors of Reorganized Footstar and the Reorganized Debtors, respectively.

           9.02. Directors and Officers of the Reorganized Debtors.

           (a) Reorganized Debtors' Boards of Directors. The Equity Committee shall select, in their sole discretion, the initial directors of the Reorganized Debtors on and after the Effective Date; provided, however, the Chief Executive Officer of the Reorganized Debtors shall be a member of the initial Board of Directors of Reorganized Footstar. Each of the members of such initial Boards of Directors shall serve in accordance with applicable nonbankruptcy law and the Reorganized Debtors' Certificates of Incorporation and Reorganized Debtors' By-laws, as the same may be amended from time to time.

           (b) Reorganized Debtors' Officers. The officers of the Debtors immediately prior to the Effective Date shall serve as the initial officers of the Reorganized Debtors on and after the Effective Date. Such officers shall serve in accordance with applicable nonbankruptcy law, any employment agreement with the Reorganized Debtors, and the Reorganized Debtors' Certificates of Incorporation and Reorganized Debtors' By-laws, as the same may be amended from time to time.

           9.03. Issuance of Non-Voting Securities. From and after the Effective Date, the Reorganized Debtors will comply with section 1123(a)(6) of the Bankruptcy Code so long as it is applicable.

           9.04. Certificate of Incorporation of Reorganized Footstar. Reorganized Footstar's Certificate of Incorporation shall contain provisions restricting the direct or indirect transferability of the equity interests of Reorganized Footstar such that (i) no person or "entity" may acquire or accumulate 4.75% or more (as determined under tax law principles governing the application of section 382 of the Tax Code) of the equity interests of Footstar,
(ii) no person or entity owning directly or indirectly (as determined under such tax law principles) on the Effective Date, after giving effect to the Plan, 4.75% or more of the equity interests of Footstar may acquire additional equity interests, and (iii) no person or "entity" owning 4.75% or more of Reorganized Footstar may dispose of more than a one percentage point interest in Reorganized Footstar in a single transaction or series of transactions or on a single day, subject, in each instance, to certain exceptions and limitations (including, without limitation, the right of the Board of Directors to waive such restrictions in its reasonable discretion and allowance for certain acquisitions without the need for prior Board of Directors approval, including, without limitation, qualified tender offers for all of Reorganized Footstar's stock). The foregoing restrictions shall expire not later than December 31, 2008.

                                    ARTICLE X

                             EFFECT OF CONFIRMATION
                             ----------------------

           10.01. Vesting of Assets. Upon the Effective Date, pursuant to sections 1141(b) and (c) of the Bankruptcy Code, all property of the estates of the Debtors shall vest in the Reorganized Debtors free and clear of all Claims, Liens, encumbrances, charges, and other interests, except as provided herein. From and after the Effective Date, the Reorganized Debtors may operate their businesses and may use, acquire, and dispose of property free of any restrictions of the Bankruptcy Code or the Bankruptcy Rules and in all respects as if there were no pending cases under any chapter or provision of the Bankruptcy Code, except as provided herein.

           10.02. Discharge of Claims. Except as otherwise provided herein or in the Confirmation Order, the rights afforded in the Plan and the payments and distributions to be made hereunder shall be in exchange for and in complete satisfaction, discharge, and release of all existing debts and Claims of any kind, nature, or description whatsoever, including any interest accrued on such Claims from and after the Commencement Date, against or in the Debtors or any of their assets or properties to the fullest extent permitted by section 1141 of the Bankruptcy Code. Except as provided in the Plan, upon the Effective Date, all existing Claims against the Debtors, shall be, and shall be deemed to be, discharged and terminated, and all holders of Claims shall be precluded and enjoined from asserting against the Reorganized Debtors, or any of their assets or properties, any other or further Claim based upon any act or omission, transaction, or other activity of any kind or nature that occurred prior to the Effective Date, whether or not such holder has filed a proof of Claim.

           10.03. Discharge of Debtors. Upon the Effective Date, except as otherwise expressly provided herein, each holder (as well as any trustees and agents on behalf of each holder) of a Claim shall be deemed to have forever waived, released, and discharged the Debtors, to the fullest extent permitted by section 1141 of the Bankruptcy Code, of and from any and all Claims, rights, including rights of setoff and recoupment, and liabilities that arose prior to the Effective Date. Upon the Effective Date, all such persons shall be forever precluded and enjoined, pursuant to section 524 of the Bankruptcy Code, from prosecuting or asserting any such discharged Claim against the Reorganized Debtors or any of their assets or properties.

           10.04. Injunction. Except as otherwise expressly provided in the Plan, the Confirmation Order, or a separate order of the Bankruptcy Court, all entities who have held, hold, or may hold Claims against any or all of the Debtors and other parties in interest, along with their respective present or former employees, agents, officers, directors, or principals, are permanently enjoined, on and after the Effective Date, from (i) commencing or continuing in any manner any action or other proceeding of any kind against the Reorganized Debtors with respect to any Claim, (ii) enforcing, attaching, collecting, or recovering by any manner or means of any judgment, award, decree, or order against the Reorganized Debtors on account of any Claim, (iii) creating, perfecting, or enforcing any encumbrance of any kind against the Reorganized Debtors, or against the property or interests in property of the Reorganized Debtors on account of any Claim, (iv) commencing or continuing in any manner any action or other proceeding of any kind with respect to any Claims and Causes of Action which are extinguished or released pursuant to the Plan, and (v) taking any actions to interfere with the implementation or consummation of the Plan.

           10.05. Term of Injunctions or Stays. Unless otherwise provided in the Plan, the Confirmation Order, or a separate order of the Bankruptcy Court, all injunctions or stays arising under or entered during the Chapter 11 Cases under section 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, including, but not limited to, the Trading Order, shall remain in full force and effect until the later of the Effective Date and the date indicated in such applicable order.

           10.06. Exculpation. None of the Debtors, the Reorganized Debtors, the Postpetition Lenders, the Creditors' Committee, or the Equity Committee, the ad hoc committee of equity interest holders, or their respective employees, officers, directors, current or former members, or professionals shall have or incur any liability to any holder of a Claim or Equity Interest for any act or omission in connection with, related to, or arising out of, the Chapter 11 Cases, the preparation or negotiation of the Disclosure Statement, the solicitation of votes in connection with the Plan, the pursuit of confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for willful misconduct or gross negligence; provided, however, notwithstanding the foregoing, nothing in the Plan shall be deemed to release or exculpate Deloitte & Touche in connection with claims arising out of or related to Deloitte & Touche's alleged failure to detect and/or disclose material weaknesses in internal controls, accounts payable reconciliation procedures, and write-offs of accounts payable for each of the fiscal years 1997 through 2002. Nothing in this Section 10.06 shall limit the liability of the professionals of the Debtors, the Reorganized Debtors, the Postpetition Lenders, the Creditors' Committee, or the Equity Committee to their respective clients pursuant to DR 6-102 of the Code of Professional Responsibility.

           10.07. Avoidance Actions. From and after the Effective Date, the Reorganized Debtors shall have the right to prosecute any avoidance or equitable subordination or recovery actions under sections 105, 502(d), 510, 542, 543, 544(a) (to the extent the applicable law referenced therein contemplates "actual fraud"), 545, 546, 548(a)(1)(A), 549 through 551, and 553 of the Bankruptcy Code that belong to the Debtors or Debtors in Possession. The Reorganized Debtors shall not retain the right to prosecute any Avoidance Actions under sections 544(a) (to the extent the applicable law referenced therein contemplates "constructive fraud"), 547, or 548(a)(1)(B) of the Bankruptcy Code.

           10.08. Retention of Causes of Action/Reservation of Rights.

           (a) Except as limited by Section 10.07 of the Plan, nothing contained in the Plan or the Confirmation Order shall be deemed to be a waiver or the relinquishment of any rights or Causes of Action that the Reorganized Debtors may have or which the Reorganized Debtors may choose to assert on behalf of the estates under any provision of the Bankruptcy Code or any applicable nonbankruptcy law, including, without limitation, (i) any and all Claims against any person or entity, to the extent such person or entity asserts a crossclaim, counterclaim, and/or Claim for setoff which seeks affirmative relief against the Reorganized Debtors, their officers, directors, or representatives, (ii) the turnover of any property of the Debtors' estates, and (iii) Causes of Action against current or former directors, officers, professionals, agents, financial advisors, underwriters, lenders, or auditors relating to acts or omissions occurring prior to the Commencement Date; provided, however, that the Reorganized Debtors shall not retain the right to prosecute any Causes of Action against any of the officers, directors, or employees of the Debtors that are officers, directors, or employees of the Debtors as of the Confirmation Date and such Causes of Action shall be, and shall be deemed to be, extinguished pursuant to the Plan.

           (b) Except as limited by Section 10.07 of the Plan, nothing contained in the Plan or the Confirmation Order shall be deemed to be a waiver or relinquishment of any Claim, Cause of Action, right of setoff, or other legal or equitable defense which the Debtors had immediately prior to the Commencement Date, against or with respect to any Claim left unimpaired by the Plan. The Reorganized Debtors shall have, retain, reserve, and be entitled to assert all such Claims, Causes of Action, rights of setoff, and other legal or equitable defenses which the Debtors had immediately prior to the Commencement Date fully as if the Chapter 11 Cases had not been commenced, and all of the Debtors' legal and equitable rights respecting any Claim left unimpaired by the Plan may be asserted by the Reorganized Debtors after the Confirmation Date to the same extent as if the Chapter 11 Cases had not been commenced.

                                   ARTICLE XI

                   CONDITIONS PRECEDENT TO THE EFFECTIVE DATE
                   ------------------------------------------

           11.01. Effectiveness. The Plan shall not become effective unless and until the following conditions shall have been satisfied or waived pursuant to
Section 11.03 of the Plan:

           (a) The Confirmation Order, in form and substance acceptable to the Debtors, shall have been entered, and there shall not be a stay or injunction in effect with respect thereto;

           (b) All actions, documents, and agreements necessary to implement the Plan shall have been effected or executed;

           (c) The Debtors shall have received all authorizations, consents, regulatory approvals, rulings, letters, no-action letters, opinions, audited financial statements, and documents that are necessary to implement the Plan and that are required by law, regulation, or order; and

           (d) The Postpetition Credit Facility shall have converted to the Exit Facility and such facility shall be in full force and effect.

           11.02. Failure of Conditions. In the event that one or more of the conditions specified in Section 11.01 of the Plan have not occurred or otherwise been waived pursuant to Section 11.03, (i) the Confirmation Order shall be vacated, (ii) the Debtors and all holders of Claims and Equity Interests shall be restored to the status quo ante as of the day immediately preceding the Confirmation Date as though the Confirmation Date never occurred, and (iii) the Debtors' obligations with respect to Claims and Equity Interests shall remain unchanged and nothing contained herein shall constitute or be deemed a waiver or release of any Claims or Equity Interests by or against the Debtors or any other person or to prejudice in any manner the rights of the Debtors or any person in any further proceedings involving the Debtors.

           11.03. Waiver of Conditions. Footstar, with the consent of the Equity Committee and to the extent not prohibited by applicable law, may waive one or more of the conditions precedent to effectiveness of the Plan set forth in
Section 11.01 of the Plan.

                                   ARTICLE XII

                            RETENTION OF JURISDICTION
                            -------------------------

           12.01. The Bankruptcy Court shall have exclusive jurisdiction of all matters arising out of, and related to, the Chapter 11 Cases and the Plan pursuant to, and for the purposes of, sections 105(a) and 1142 of the Bankruptcy Code and for, among other things, the following purposes:

           (a) To hear and determine pending applications for the assumption or rejection of executory contracts or unexpired leases and the allowance of Cure Claims and any disputes with respect to executory contracts or unexpired leases relating to facts and circumstances arising out of or relating to the Chapter 11 Cases;

           (b) To hear and determine any and all adversary proceedings, applications, and contested matters;

           (c) To hear and determine any objection to Administrative Expense Claims or Claims or otherwise resolve any Disputed Claims;

           (d) To enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified, or vacated;

           (e) To issue such orders in aid of execution and consummation of the Plan, to the extent authorized by section 1142 of the Bankruptcy Code;

           (f) To consider any amendments to, or modifications of, the Plan, to cure any defect or omission, or reconcile any inconsistency in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order;

           (g) To hear and determine all applications for compensation and reimbursement of expenses of professionals under sections 330, 331, and 503(b) of the Bankruptcy Code;

           (h) To hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of the Plan;

           (i) To issue injunctions, enter and implement other orders, and take such other actions as may be necessary or appropriate to restrain interference by any person or entity with the consummation, implementation, or enforcement of the Plan, the Confirmation Order, or any other order of the Bankruptcy Court;

           (j) To recover all assets of the Debtors and property of the Debtors' estates, wherever located;

           (k) To hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code (including the expedited determination of tax under section 505(b) of the Bankruptcy Code);

           (l) To determine the scope of any discharge of any Debtor under the Plan or the Bankruptcy Code;

           (m) To hear any other matter not inconsistent with the Bankruptcy Code; and

           (n) To enter a final decree closing the Chapter 11 Cases.

                                  ARTICLE XIII

                            MISCELLANEOUS PROVISIONS
                            ------------------------

           13.01. Effectuating Documents and Further Transactions. The Reorganized Debtors are authorized to execute, deliver, file, or record such contracts, instruments, releases, indentures, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan and any securities issued pursuant to the Plan.

           13.02. Withholding and Reporting Requirements. In connection with the Plan and all instruments issued in connection therewith and distributed thereon, any party issuing any instrument or making any distribution under the Plan, shall comply with all applicable withholding and reporting requirements imposed by any federal, state, or local taxing authority, and all distributions under the Plan shall be subject to any such withholding or reporting requirements. Notwithstanding the above, each holder of an Allowed Claim that is to receive a distribution under the Plan shall have the sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed by any governmental unit, including income, withholding, and other tax obligations, on account of such distribution. Any party issuing any instrument or making any distribution under the Plan has the right, but not the obligation, to not make a distribution until such holder has made arrangements satisfactory to such issuing or disbursing party for payment of any such tax obligations.

           13.03. Corporate Action. On the Effective Date, all matters provided for under the Plan that may otherwise require approval of the stockholders or directors of one or more of the Debtors or Reorganized Debtors, including, without limitation, (i) the effectiveness of the Reorganized Footstar Certificate of Incorporation, (ii) the implementation of the Reorganized Director Stock Plan or issuance of shares of Reorganized Footstar common stock thereunder, (iii) the election or appointment, as the case may be, of directors and officers of the Reorganized Debtors, and (iv) the effectiveness of the Compensation and Retention Program annexed to the Plan as Exhibit B and the Employment Agreements annexed to the Plan as Exhibit C shall be deemed to have occurred and shall be in effect from and after the Effective Date pursuant to the applicable general corporation law of the states in which the Debtors and the Reorganized Debtors are incorporated, without any requirement of further action by the stockholders or directors of the Debtors or Reorganized Debtors. On the Effective Date, or as soon thereafter as is practicable, Reorganized Footstar shall, if required, file its amended certificate of incorporation with the Secretary of State in accordance with the applicable general corporation law.

           13.04. Exemption from Transfer Taxes. Pursuant to section 1146(c) of the Bankruptcy Code, the issuance, transfer, or exchange of notes or equity securities under the Plan, the creation of any mortgage, deed of trust, or other security interest, the making or assignment of any lease or sublease, or the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with the Plan, including, without limitation, any merger agreements or agreements of consolidation, deeds, bills of sale, or assignments executed in connection with any of the transactions contemplated under the Plan, shall not be subject to any stamp, real estate transfer, mortgage recording, or other similar tax. Any sale transactions consummated by the Debtors and approved by the Bankruptcy Court on and after the Commencement Date through and including the Effective Date, including, without limitation, the transfers effectuated under the Plan, the sale by the Debtors of owned property pursuant to section 363(b) of the Bankruptcy Code, and the assumption, assignment, and sale by the Debtors of unexpired leases of non-residential real property pursuant to section 365(a) of the Bankruptcy Code, shall be deemed to have been made under, in furtherance of, or in connection with the Plan, and thus, shall not be subject to any stamp, real estate transfer, mortgage recording, or other similar tax.

           13.05. Payment of Statutory Fees. On the Effective Date, and thereafter as may be required, the Disbursing Agent shall pay all fees payable pursuant to section 1930 of chapter 123 of title 28 of the United States Code.

           13.06. Post-Confirmation Date Professional Fees and Expenses. From and after the Confirmation Date, the Disbursing Agent shall, in the ordinary course of business and without the necessity for any approval by the Bankruptcy Court, pay the reasonable fees and expenses of professional persons thereafter incurred by Reorganized Footstar, the Reorganized Debtors, the Creditors' Committee, and/or the Equity Committee, including, without limitation, those fees and expenses incurred in connection with the implementation and consummation of the Plan.

           13.07. Dissolution of the Creditors' Committee and Equity Committee. The Creditors' Committee and Equity Committee shall terminate upon the Effective Date and their respective members and employees or agents (including attorneys, financial advisors, accountants, and other professionals) shall be released and discharged from any further authority, duties, responsibilities, and obligations relating to, arising from, or in connection with their service on such committees, except that the Creditors' Committee and Equity Committee may evaluate, object to (if necessary), and appear at the hearing to consider (i) applications for final allowances of compensation and reimbursement of expenses, including applications for compensation or reimbursement under section 503 of the Bankruptcy Code, and support or prosecute any objections to such applications and appeals therefrom, if appropriate, and (ii) any post-Confirmation Date modifications to, or motions seeking the enforcement of, this Plan or the Confirmation Order. The post-Confirmation Date professional fees of the Creditors' Committee and Equity Committee for the services set forth in the preceding sentence shall be paid pursuant to Section 13.06 of the Plan.

           13.08. Plan Supplement. The Plan Supplement shall contain (i) Reorganized Footstar's certificate of incorporation, if amended, (ii) Reorganized Footstar's by-laws, if amended, (iii) Schedules 8.01(A) and 8.01(B) referred to in Section 8.01 of the Plan, (iv) the Reorganized Director Stock Plan, and (v) any other appropriate documents; provided, however, that such forms of documents shall be subject to the consent of the Equity Committee. The Plan Supplement shall be filed with the Clerk of the Bankruptcy Court at least five (5) days prior to the last day upon which holders of Claims and Equity Interests may vote to accept or reject the Plan; provided, however, the Debtors (with the consent of the Equity Committee) may amend Schedules 8.01 (A) and 8.01
(B) through and including the Confirmation Date and each of the other documents identified in (i), (ii), (iv), and (v) in the first sentence of this Section
13.08 through and including the Effective Date in a manner consistent with the Plan and Disclosure Statement. Upon its filing with the Bankruptcy Court, the Plan Supplement may be inspected in the office of the Clerk of the Bankruptcy Court during normal court hours. Holders of Claims or Equity Interests may obtain a copy of the Plan Supplement upon written request to Footstar in accordance with Section 13.16 of the Plan.

           13.09. Amendment or Modification of the Plan. Alterations, amendments, or modifications of or to the Plan may be proposed in writing by the Debtors at any time prior to the Confirmation Date, provided that the Plan, as altered, amended, or modified, satisfies the conditions of sections 1122 and 1123 of the Bankruptcy Code, and the Debtors shall have complied with section 1125 of the Bankruptcy Code. The Plan may be altered, amended, or modified at any time after the Confirmation Date and before substantial consummation, provided that the Plan, as altered, amended, or modified, satisfies the requirements of sections 1122 and 1123 of the Bankruptcy Code and the Bankruptcy Court, after notice and a hearing, confirms the Plan, as altered, amended, or modified, under section 1129 of the Bankruptcy Code and the circumstances warrant such alterations, amendments, or modifications. A holder of a Claim or Equity Interest that has accepted the Plan shall be deemed to have accepted the Plan, as altered, amended, or modified, if the proposed alteration, amendment, or modification does not materially and adversely change the treatment of the Claim or Equity Interest of such holder.

           13.10. Revocation or Withdrawal of the Plan. The Debtors reserve the right to revoke or withdraw the Plan prior to the Confirmation Date. If the Debtors revoke or withdraw the Plan prior to the Confirmation Date, then the Plan shall be deemed null and void. In such event, nothing contained herein shall constitute or be deemed a waiver or release of any Claims or Equity Interests by or against the Debtors or any other person or to prejudice in any manner the rights of the Debtors or any person in any further proceedings involving the Debtors.

           13.11. Severability. If, prior to the entry of the Confirmation Order, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court, at the request of the Debtors, shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

           13.12. Expedited Tax Determination. The Disbursing Agent or Reorganized Debtors may request an expedited determination of taxes under section 505(b) of the Bankruptcy Code for all returns filed for, or on behalf of, the Debtors for all taxable periods through the Effective Date.

           13.13. Governing Law. Except to the extent that the Bankruptcy Code or other federal law is applicable, or to the extent an exhibit or schedule hereto or in the Plan Supplement provides otherwise, the rights, duties, and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to the principles of conflict of laws thereof.

           13.14. Binding Effect. The Plan shall be binding upon and inure to the benefit of the Debtors, the holders of Claims and Equity Interests, and their respective successors and assigns, including, without limitation, the Reorganized Debtors.

           13.15. Exhibits/Schedules. All exhibits and schedules to the Plan, including the Plan Supplement, are incorporated into and are a part of the Plan as if set forth in full herein.

           13.16. Notices. All notices, requests, and demands to or upon the Debtors to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

                                              FOOTSTAR, INC.
                                              933 MacArthur Blvd.
                                              Mahwah, NJ 07430
                                              Attn: Maureen Richards, Esq.
                                              Senior Vice-President
                                              and General Counsel
                                              Telephone: (201) 934-2000
                                              Facsimile: (201) 934-2270

                                                  -and-

                                              WEIL, GOTSHAL & MANGES LLP
                                              767 Fifth Avenue
                                              New York, NY 10153
                                              Attn: Martin J. Bienenstock, Esq.
                                                    Paul M. Basta, Esq.
                                              Telephone: (212) 310-8000
                                              Facsimile: (212) 310-8007


Dated:   New York, New York
         November 30, 2005
                                              Respectfully submitted,

                                              FOOTSTAR, INC., et al.
                                             (for itself and on behalf of each
                                              of the Debtors)

                                              By:    /s/ Maureen Richards
                                                     ---------------------------
                                              Name:  Maureen Richards
                                              Title: Senior Vice-President and
                                                     General Counsel


 Counsel:

Martin J. Bienenstock, Esq. (MB 3001)
Paul M. Basta, Esq. (PB 4434)

WEIL, GOTSHAL & MANGES LLP
767 Fifth Avenue
New York, New York 10153
Telephone: (212) 310-8000
Facsimile: (212) 310-8007

Attorneys for Debtors and
    Debtors in Possession